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                                                                    EXHIBIT 3.1

SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 10/05/1994
944189118    -    2439323


                          CERTIFICATE OF INCORPORATION
                                       of

                             CABLE GROUP SOUTH, INC.
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               FIRST. The name of this corporation is CABLE GROUP SOUTH, INC.
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               SECOND. Its registered office: in the State Delaware is to be located at Three Christina Cemtre, 201 N Walnut St., City of WILMINGTON,
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County of NEW CASTLE. The registered agent in charge thereof is THE COMPANY
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CORPORATION a: SAME ADDRESS.                                    -----------
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               THIRD. The nature of the business and, the Objects and purposes proposed to be transacted, promoted and carried on, are to do any and or all thc things herein mentioned, as fully and to thc same extent as neutral persons might or could do, and in any part of the world. viz:

               "The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware."

               FOURTH. The amount of the total authorized capital stock of this corporation is 30 MILLION share of .01 Par Value.
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               FIFTH. The name and mailing address of the incorporator is as follows:

           NAME:                            ADDRESS:
       DAVID E. MEAD            P.O. BOX 285, HERMITAGE, TN 37076
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               SIXTH. The powers of the incorporator are to terminate upon filing of the certificate of incorporation, and the name(s) and mailing address(es) of persons who are to serve as director(s) until the first annual meeting stockholders or until their successors are elected and qualify are as follows:

                             Name and address of director(s)

David E. Mead           Box  285, Hermitage, TN 37076          Fill in name(s)
Wil1iam Tomber1in       Box 1875 ClarksvilIe, TN 37040       and addresses(es)

               SEVENTH. The Directors shall have power to make and to alter or amend the By-Laws; to fix the amount to be reversed as working capital, and to authorize and cause to be executed, mortgages and liens without limit as to the amount, upon the property and franchise of the Corporation.
               With the consent in writing, and pursuant to a vote of the holders of a majority of the capital stock issued and outstanding, the Directors shall have the authority to dispose, in any manner, of the whole property of this Corporation.
               The By-Laws shall determine whether and to what extent the accounts and books of this corporation, or any of them shall be open to the inspection of the stockholders; and no stockholder shall have any right of inspecting any account, or book or document of this Corporation, except as conferred by the law or the By-Laws, or by resolution of the stockholders.
               The stockholders and directors shall have the powers to hold their meetings and keep the books, documents and papers of the Corporation outside of the State of Delaware, at such places as may be from time to time designated by the By-Laws or by resolution of the stockholders or directors, except as otherwise required by the laws of Delaware.
               It is the intention that the objects, purposes and powers specified in the Third paragraph hereof shall, except where otherwise specified in said paragraph, be nowise limited or restricted by reference to or interference from the terms of any other clause or paragraph in this certificate of incorporation, but that the objects, purposes and powers specified in the Third paragraph and in each of the clauses or paragraphs of this charter shall be regarded as independent objects, purposes and powers.
               EIGHTH. Directors of the corporation shall not be liable either the corporation or its stockholders for monetary damages for a breach of fiduciary duties unless the breach involves: (1) a director's duty of loyalty to the corporation or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) liability for unlawful payments of dividends or unlawful stock purchases or redemption by the corporation; or (4) a transaction from which the director derived an improper personal benefit.
               I, THE UNDERSlGNED, for the purpose of forming a Corporation under the laws of the State of Delaware, do make, file and record this Certificate and do certify that the facts herein are true: and I have accordingly hereunto set my hand.



DATED AT:    Nashville
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State of     Tennessee
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County of    Davidson                         /s/ David E. Mead
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                                                  David E. Mead  9/21/94